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                                                                   EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Internet Pictures Corporation of our report dated January 25, 2000, except for Note 16 which is as of March 6, 2000 relating to the financial statements of PictureWorks Technology, Inc., which appear in the Registration Statement (No. 333-32680) of Form S-1. We also consent to the references to us under the headings "Experts" in the Registration Statement (No. 333-32680) on Form S-1 of Internet Pictures Corporation.


/s/ PricewaterhouseCoopers LLP
-------------------------------
PricewaterhouseCoopers LLP

San Jose, California
May 1, 2000


                                 Exhibit 23.4-1